UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2021

GAMCO INVESTORS, INC. ET AL
(Exact name of registrant as specified in its charter)

Delaware	001-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Mason Street Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (203) 629-2726

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	GBL

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 14, 2021, GAMCO Investors, Inc. (“GAMCO”), entered into an Indenture with Computershare Trust Company, N.A., as trustee (the “Trustee”), relating to GAMCO’s issuance of up to $54,040,000 of GAMCO’s 2-Year Puttable Subordinated Notes due 2023 (the “Notes”) as part of the special dividend (the “Special Dividend”) on GAMCO’s Class A Common Stock (“Class A Stock”) and Class B Common Stock (“Class B Stock”).  The Special Dividend consists of $2.00 in principal amount of the Notes and is payable on June 15, 2021 on both Class A and Class B Stock.  GAMCO issued approximately $52.2 million principal amount of Notes in connection with the Special Dividend and reserved $1,862,000 of Notes to be issued upon vesting of restricted stock awards.

The Notes bear interest at a rate of 4.0% per annum for the period ending June 15, 2022 and 5.0% per annum for the period ending June 15, 2023 and mature on June 15, 2023.  The Notes are subordinated to all of GAMCO’s senior indebtedness.  The Notes are transferable, and callable at the option of GAMCO, in whole or in part, at any time or from time to time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed.  The Notes are puttable, in whole or in part, at any time after September 15, 2021, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed upon notice of redemption at least 60 days but not more than 90 days before the redemption date.

The Indenture provides that events of default include: failure to pay principal of any Note when due and payable; failure by GAMCO to comply for 60 days after notice with its other covenants and agreements contained in the Indenture; and certain events of bankruptcy, insolvency or reorganization of GAMCO.  If an event of default has occurred and is continuing, the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Notes may declare the principal on all the Notes to be due and payable.

Item 9.01	Financial Statements and Exhibits.

4.1                   Indenture, dated as of June 14, 2021, by and between GAMCO Investors, Inc. and Computershare Trust Company, N.A. as trustee.

4.2                   Form of 2-Year Puttable Subordinated Notes due 2023 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Kieran Caterina

Kieran Caterina
Senior Vice President and Principal Financial Officer

Date:June 15, 2021